Exhibit 10.16.5
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Option & Unit Agreement-2004 Plan
JACK IN THE BOX INC.
AWARD AGREEMENT
UNDER THE 2004 STOCK INCENTIVE PLAN
     THIS AGREEMENT is made as of <<date>> between Jack in the Box Inc., a Delaware corporation (the “Company”), and <<name>> (the “Awardee”).
RECITALS
     The Compensation Committee (the “Committee”) of the Board of Directors of the Company which administers the Company’s 2004 Stock Incentive Plan (the “Plan”) has granted to the Awardee as of the date of this Agreement on the terms and conditions set forth herein, a) an option (the “Option”) to purchase shares of the Common Stock of the Company, par value $0.01 per share (the “Common Stock”), and b) an award of Performance Units (the “Unit Award”), collectively, the “Award.”
AGREEMENT
     In consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:
     1. CONSIDERATION. The Option and Unit Award have been granted in consideration of the Awardee’s continued employment with the Company or its wholly owned subsidiaries and acceptance by the Awardee of the terms and conditions set forth below and in the Plan.
II. OPTION AWARD
     2.1 SHARES OPTIONED: OPTION PRICE. Awardee may purchase all or any part of an aggregate of <<#shares>> shares of Common Stock, at the exercise price of $<<exercise price>> per share (the “Option Exercise Price”), which shall be not less than the fair market value on the date hereof, on the terms and conditions set forth herein.
     2.2 OPTION TERM: TIMES OF EXERCISE OR SALE. The Option shall terminate and no portion of the Option may be exercised in whole or in part more than seven years after the date hereof.
     This Option shall become exercisable as follows:
          (1) One third on <<date>>.
          (2) One third on <<date>>.
          (3) One third on <<date>>.
     2.3 EXERCISE DATES. Subject to the terms and conditions herein and in the Plan, the Option shall become exercisable, on each of the dates and to the extent

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provided on each date as provided in Section 2.2 above. Fractional shares may not be purchased or delivered hereunder. Once exercisable and until terminated, all or any portion of the Option may be exercised from time to time and at any time under procedures that the Company shall establish from time to time, including, without limitation, procedures regarding the frequency of exercise and the minimum number of option shares which may be purchased at any time.
     2.4 EXERCISING THE OPTION. This Option may be exercised only by the Awardee or his or her permitted transferees and only by the methods set forth herein. Subject to the terms and conditions of the Plan, the Awardee may exercise all or any portion of the Option by giving notice of exercise to the Company or its designee in the manner specified from time to time by the Company, accompanied by payment or instructions for payment in full of the Option Exercise Price for the shares being purchased together with any amount which the Company may withhold upon such exercise for applicable foreign, federal (including FICA), state and local taxes. Each such notice shall specify the number of shares of Common Stock to be purchased, the Option Exercise Price, the grant date, and such other matters as required by the Committee.
     2.5 PAYMENT OF EXERCISE PRICE. The payment of the aggregate Option Exercise Price shall be made (i) in cash or by cashiers check, (ii) by tender of Common Stock having a value not less than the aggregate Option Exercise Price, (iii) by means of a payment under an arrangement with a broker approved by the Company where payment is made pursuant to an irrevocable commitment by the broker to deliver to the Company the proceeds from the sale of the Common Stock issuable upon exercise of the Option, or (iv) any combination of the foregoing.
     2.6 TERMINATION OF EMPLOYMENT.
          (a) Termination for Cause. If Awardee ceases to be employed by the Company or a subsidiary because of Awardee’s discharge for cause, as determined by the Company’s Board of Directors (the “Board”) in its sole discretion, this Option shall expire concurrently with such cessation of employment. As used herein, the term “subsidiary” shall mean any present or future corporation which would be a “subsidiary corporation” of the Company as defined in Section 424(f) of the Internal Revenue Code.
          (b) Involuntary Termination or Voluntary Termination. If Awardee ceases to be employed by the Company or a subsidiary because of Awardee’s involuntary termination (other than for cause as described above) or voluntary termination, before the Awardee is i) eligible to retire under a Company sponsored retirement plan, or ii) Awardee’s death or Total and Permanent Disability (as defined below), then this Option, subject to earlier termination pursuant to Section 2.2 hereof, shall expire ninety days thereafter, and during such period after Awardee ceases to be an employee, this Option shall be exercisable only as to those shares, if any, with respect to which the Awardee

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could have exercised the option as of the date of such cessation of employment.
          (c) Retirement. If Awardee is eligible to retire under a Company sponsored retirement plan, if Awardee ceases to be employed by the Company or subsidiary for any reason other than (i) termination for cause, as determined by the Company’s Board in its sole discretion, or (ii) Awardee’s death or Total and Permanent Disability (as defined below), then during such period after Awardee ceases to be an employee, the Option shall be exercisable only as to those shares, if any, (i) with respect to which the Awardee could have exercised as of the date of such cessation of employment and (ii) for each twelve full months during which Awardee was in the employ of the Company, or a subsidiary an additional 5% of the shares granted, (total exercisable shares not to exceed original grant amount), of the Option, provided all rights under such Option shall expire, in any event, on the date specified in Section 2.2 hereof,
          (d) If Awardee shall die while in the employment of the Company or a subsidiary, and such deceased Awardee shall not have suffered Total and Permanent Disability within ninety days prior to death, then this Option shall be exercisable by the person or persons to whom Awardee’s rights under the Options all have passed by will or by applicable laws of descent and distribution, as to all shares granted to Awardee without regard to exercise limitations as set forth in Section 2.2 hereof; provided, however, that all rights under such Option shall expire in any event on the date specified in Section 2.2 hereof.
          (e) If Awardee shall suffer Total and Permanent Disability while in the employment of the Company or a subsidiary, this Option shall be exercisable only as to those shares which Awardee could exercise as of twelve months following the Awardee’s first day of absence from work with the Company or a subsidiary due to Total and Permanent Disability, provided, however, that all rights under such Option shall expire in any event on the date specified in Section 2.2 hereof. As used in this Agreement “Total and Permanent Disability” is defined as a physical or mental condition that results in a total and permanent disability to such extent that the person is eligible for disability benefits under the federal Social Security Act.
     2.7 BUY OUT OF OPTION GAINS. At any time after an Option becomes exercisable, the Committee shall have the right to elect, in its sole discretion and without the consent of the holder thereof, to cancel such Option and to pay to the Awardee the excess of the fair market value of the shares of Common Stock covered by such Option over the Option Exercise Price of such option at the date the Committee provides written notice (the “Buy Out Notice”) of the intention to exercise such right. Buyouts pursuant to this provision shall be effected by the Company as promptly as possible after the date of the Buy Out Notice. Payments of buy out amounts may be made in cash, in shares of Common Stock, or partly in cash and partly in shares of Common Stock, as the Committee deems advisable. To the extent

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payment is made in Common Stock, the number of shares shall be determined by dividing the amount of the payment to be made by the fair market value of a share of Common Stock at the date of the Buy Out Notice. In no event shall the Company be required to deliver a fractional share of Common Stock in satisfaction of this buy out provision. Payments of any such buy out amounts shall be made net of any applicable foreign, federal (including FICA), state and local withholding taxes. For the purposes of this provision, fair market value shall be equal to the average of the high and low prices at which a share of the Company Common Stock is traded on the NASDAQ Exchange on the relevant date.
     2.8 TERMINATING TRANSACTIONS. Upon the dissolution or liquidation of the Company, this Option shall terminate. Upon the occurrence of any (i) merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose shareholders did not own all or substantially all of the Company’s Common Stock immediately prior to such transaction), (ii) sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary), or (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (collectively a “Terminating Transaction”), this Option shall terminate unless provision be made in writing in connection with such transaction for the assumption of the Option or the substitution for the Option of a new option covering the stock of a successor employer corporation, or a parent or subsidiary thereof or of the Company, with appropriate adjustments as to the number and kind of shares and prices, in which event this Option shall continue in the manner and under the terms so provided. If this Option shall terminate pursuant to the foregoing sentence, the person then entitled to exercise the Option shall have the right, at such time immediately prior to the consummation of the Terminating Transaction as the Company shall designate, to exercise this Option to the full extent not theretofore exercised, including any installments previously not exercisable prior to the Terminating Transaction. Adjustments under this section shall be made by the Committee, whose determination as to what adjustments shall be made and the extent thereof shall be conclusive. No fractional shares of stock shall be issued under this Option or in connection with any such adjustment.
     2.9 RESPONSIBILITY FOR EXERCISE. The Awardee hereby acknowledges that he or she is responsible for taking any and all actions as may be required to exercise this Option in a timely manner and for properly executing any such documents as may be required for exercise in accordance with such rules and procedures as may be established by the Committee from time to time. By signing this agreement the Awardee acknowledges that information regarding the procedures and requirements for this exercise of the Option is available upon request. The Company shall have not duty or obligation to notify the Awardee of the expiration date of this Option.
III. UNIT AWARD
     3.1 UNIT AWARD. The Committee hereby grants <<# units>> Performance Units to the Awardee on the terms and conditions set forth herein.

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     3.2 VESTING. The Unit Award shall become vested upon the achievement of long-term Company Performance Goals established for the Performance Period, <<performance period end date>>, as described in Appendix I to this Award, the achievement of which shall be determined by the Committee after the end of the Performance Period. No portion of the Unit Award shall become vested at any time prior to the end of the Performance Period except as provided in Section 3.5 (Termination of Employment) or Section 3.6 (Terminating Transactions) of this Agreement. The Awardee must be employed by the Company or a Subsidiary Corporation continuously from the date of this Award through the last day of <<performance period end date>> to receive payment of the Unit Award due to satisfaction of the Company Performance Goals. If any shares subject to this Award would otherwise become vested on a day on which the sale of such shares would violate the provisions of the Company’s Insider Trading policy, then such vesting automatically shall be deemed to occur on the next day on which the sale of such shares would not violate the Insider Trading policy.
     3.3 PERFORMANCE PERIOD. The performance period for the Unit Award shall be the period that begins on <<date>> and ends on <<date>> (the “Performance Period”).
     3.4 DISTRIBUTION. A Unit Award that has become vested in accordance with Section 3.2 of this Agreement due to achievement of the Performance Goals will be denominated in cash, subject to any income taxes, FICA, state disability insurance or other similar payroll and withholding taxes arising from the receipt or vesting of the Unit Award. The Company, to the extent permitted by law, may deduct any such tax obligations from any payment of any kind otherwise due to the Awardee, and the net balance will be settled in whole shares of Common Stock of the Company (“Award Shares”) and distributed in a single distribution no later than December 31, <<date>> of the calendar year in which the Performance Period ends. The certificates for the Award Shares shall be registered in the name of the Awardee (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).
     3.5 TERMINATION OF EMPLOYMENT.
          (a) Termination for Cause. If the Awardee is terminated for cause (as determined by the Company’s Board of Directors (the “Board”) in its sole discretion) prior to <<last date of the Performance Period>>, then this Unit Award will be automatically forfeited by the Awardee concurrently with such termination of employment, unless otherwise determined by the Board in its sole discretion, and the Awardee shall not be deemed vested in any portion of this Unit Award, regardless of any vesting percentage which might have applied to such Unit Award on account of this Section 3.5(a) for any other reason.
          (b) Involuntary Termination or Voluntary Termination. If the Awardee ceases to be employed by the Company or a subsidiary because of Awardee’s involuntary termination (other than for cause as described above) or voluntary

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termination, before the Awardee is eligible to retire under a Company sponsored retirement plan, then the Awardee shall not be deemed vested in any portion of this Unit Award, regardless of any vesting percentage which might have applied to such Unit Award on account of this Section 3.5(b) for any other reason.
          (c) Retirement, Disability or death If the Awardee has a “separation from service” (within the meaning of Code Section 409A) from the Company or a subsidiary before the last day of the Performance Period on account of the Awardee’s Retirement, Total and Permanent Disability, or death, then provided that as of <<date 1 year from start of Performance Period>>, the Awardee is still employed by the Company, and had been continuously employed by the Company since the date this Unit Award was granted, this Unit Award shall become vested on such termination date in accordance with the following schedule or in such greater amount as may be determined by the Board in its sole discretion.

Termination Date	Vesting Percentage
<<date 1 year from start Perf Period>> but before <<date 2 years from start Perf Period>>	33%
<<date 2 years from start Perf Period>> but before <<date 3 years from start Perf Period>>	66%
In no event however shall any portion of this Unit Award be considered vested under this Section 3.5(c) prior to the Awardee’s termination date. As used in this Agreement, Total and Permanent Disability shall mean a physical or mental condition that results in a total and permanent disability to such extent that the Participant is eligible for disability benefits under the federal Social Security Act. It shall be the responsibility of the Awardee to notify the Company of any changes in address.
The provisions of this Section 3.5(c) applicable in the event of death shall only apply if the Awardee dies while in the employment of the Company or a subsidiary, and the Awardee had not been determined to have suffered Total and Permanent Disability within ninety (90) days of such Awardee’s death.
3.6	TERMINATING TRANSACTIONS. Upon the dissolution or liquidation of the Company, this Unit Award shall terminate. Upon the occurrence of any (i) merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose shareholders did not own all or substantially all of the Company’s Common Stock immediately prior to such transaction), (ii) sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary), or (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (collectively a “Terminating Transaction”), prior to the Unit Award becoming 100% vested, this Unit Award shall be considered 100% vested as of the effective date of the transaction and distributed in a single distribution no later than December 31, <<date>> of the calendar year in which the terminating transaction is effective.

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OPTION AND PERFORMANCE UNIT AWARDS
4	AWARD AS COMPENSATION. No amount attributable to this Award shall be considered as compensation for the purposes of any other Company sponsored plan.
5	NON-TRANSFERABILITY. Except as otherwise provided in this Paragraph, this Award is not transferable other than by will or the laws of descent and distribution. This Award shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer this Award otherwise than by will or the laws of descent and distribution or to assign, pledge, hypothecate or otherwise dispose of this Award, other than as permitted herein, or upon the levy of any execution, attachment or similar process upon this Award, this Award shall immediately terminate and become null and void. Notwithstanding the foregoing, with the approval of the Committee, the Option may be transferred to a trust for the benefit of the Awardee or the Awardee’s “family member” as that term is defined in the General Instructions to Form S-8 Registration Statement under the Securities Act.
6	LEGALITY. The Company shall not be required to issue any shares of Common Stock subject to this Award unless and until all applicable requirements of the Securities and Exchange Commission (the “SEC”), the California Department of Corporations or other regulatory agencies having jurisdiction with respect to such issuance, and any exchanges upon which the Common Stock may be listed, shall have been fully compiled with. If the shares of Common Stock subject to this Award are being distributed subject to restrictions or if the rules and interpretations of the SEC so require, such shares may be issued only if Awardee represents and warrants in writing to the Company that the shares are being acquired for investment and not with a view to the distribution thereof, and any certificates issued upon distribution of the shares shall bear appropriate legends setting forth the restrictions on transfer of such shares. Such legends may not be removed until the Company so requests, based on the opinion of the Company’s counsel that the restrictions are no longer applicable. Notwithstanding any other provision in this Agreement, if the distribution of shares under the Unit Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Company’s Insider Trading Policy, then the distribution of such shares shall occur on the next day on which the sale of such shares would not violate the Insider Trading Policy, to the extent permitted under Section 409A. For purposes of this Agreement, “Insider Trading Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by directors, officers, employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.
7	ADJUSTMENTS IN STOCK. Subject to the provisions of the Plan, if the outstanding shares of the Company Common Stock of the class subject to this Award are

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increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends and the like, appropriate adjustments to be conclusively determined by the Committee, shall be made in the number and/or type of shares or securities subject to this Award consistent with any and all changes stipulated above and any fractional shares resulting from adjustments shall be rounded down to the nearest whole number.
8	EMPLOYMENT. Nothing in the Plan or in this agreement shall confer upon the Awardee any right to continue in the employment of the Company or any of its subsidiaries or interfere in any way with any right of the Company to terminate the Awardee’s employment at any time.
9	PLAN CONTROLS. The Award and all terms and conditions set forth in this agreement are subject in all respects to the terms and conditions of the Plan as may be amended from time to time, (but no amendment shall adversely affect the Awardee’s rights under this Award) and any rules and regulations promulgated by the Committee, which shall be controlling. All constructions, interpretations, rule determinations or other actions taken by the Committee shall be final, binding and conclusive on all interested parties, including the Company and its subsidiaries and all former, present and future employees of the Company or its subsidiaries. Capitalized terms that are not defined herein shall have the definition given to them in the Plan.
10	ARBITRATION. Any dispute or claim concerning any Awards granted (or not granted) pursuant to the Plan and this agreement and any other disputes or claims relating to or arising out of the Plan and this agreement shall be fully, finally and exclusively resolved by binding arbitration conducted in San Diego, California, by either (i) the American Arbitration Association in accordance with its rules and procedures, or (ii) by any party mutually agreed upon by the Committee and the claimant. By accepting an Award, the Awardee and the Company waive their respective rights to have any disputes or claims tried by a judge or jury.
11	LAWS GOVERNING. The Award and the Plan shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.
12	RECEIPT OF PROSPECTUS. The Awardee hereby acknowledges that he or she has received a copy of the prospectus relating to the Option and the shares covered thereby and the Plan.
13	AWARD AGREEMENT. This agreement has no cash value or other legal significance and the entitlement of any rights here under shall be governed by the terms of the Plan and the books and records maintained by the Company.

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14 MISCELLANEOUS.
     (a) This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by Awardee and the Company other than as provided in paragraph (g) below Anything in this Agreement to the contrary notwithstanding, any modification or amendment of this Agreement by a written agreement signed by, or binding upon, Awardee shall be valid and binding upon any and all persons or entities who may, at any time, have or claim any rights under or pursuant to this Agreement (including all Awardees hereunder) in respect of the Award granted to the Awardee.
     (b) No waiver of any breach or default hereunder shall be considered valid unless in writing and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, Awardee shall be valid and binding upon any and all persons or entities (other than the Company) who may, at any time, have or claim any rights under or pursuant to this Agreement (including all Awardees hereunder) in respect of the Award originally granted to Awardee.
     (c) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Awardee and his heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed as granting Awardee the right to transfer any of his Award except in accordance with this Agreement.
     (d) If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.
     (e) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.
     (f) Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.
     (g) This Agreement is intended to comply with Section 409A and shall be administered, interpreted and construed in a manner consistent with Section 409A. Should any provision of this Agreement be found not to comply with the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring Awardee’s consent (notwithstanding the provisions of Section 9 or paragraph (a) above), in such manner as the Committee determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A. The preceding provisions, however, shall not be construed as a guarantee by the

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Company of any particular tax effect to Awardee provided pursuant to the Agreement.
     (h) Whenever the pronouns “he” or “his” are used herein they shall also be deemed to mean “she” or “hers” or “it” or “its” whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.
               (i) This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

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     IN WITNESS WHEREOF, the Company has caused this Award to be executed on its behalf by its President or one of its Vice Presidents and Awardee has hereunto set his hand on the day and year first above written.

	JACK IN THE BOX INC.	AWARDEE

By:

	Signature	Signature

Name

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Social Security Number